VOTING AND EXCHANGE TRUST AGREEMENT



                                     BETWEEN



                             JAWS TECHNOLOGIES, INC.
                             a Delaware corporation



                                       and



                          JAWS ACQUISITION CANADA CORP.
                             an Alberta corporation



                                       and



                        MONTREAL TRUST COMPANY OF CANADA
                            a Canadian trust company




                  Entered into and effective as of August 1, 2000




299839.1

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                       VOTING AND EXCHANGE TRUST AGREEMENT


THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into effective as of August 1, 2000, by and between JAWS TECHNOLOGIES, INC., a Delaware corporation ("Jaws US"), JAWS ACQUISITION CANADA CORP., an Alberta corporation ("Jaws Canada"), and MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in all provinces of Canada (the "Trustee").

WHEREAS, Jaws US, through Jaws Canada, intends to make acquisitions from time to time on the basis of Exchangeable Shares being issued as the consideration in whole or in part for the entities or assets being acquired.

WHEREAS, the Articles of Incorporation of Jaws Canada sets forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, a copy of which (current to the date hereof) is attached as Schedule "A" hereto (collectively, the "Exchangeable Share Provisions").

WHEREAS, Jaws US is to provide voting rights in Jaws US to each holder (other than Jaws US and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of Jaws US Common Stock.

WHEREAS, Jaws US is to grant to and in favor of the holders (other than Jaws US and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Jaws US to purchase from each such holder all or any part of the Exchangeable Shares held by the holder.

WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Jaws US shall be exercisable by holders (other than Jaws US and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Jaws US Special Voting Stock (the "Jaws US Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require Jaws US to purchase Exchangeable Shares from the holders thereof (other than Jaws US and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders.

WHEREAS, these recitals and any statements of fact in this Agreement are made by Jaws US and Jaws Canada and not by the Trustee.

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

299839.1

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                                      -2-


                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION
                         _______________________________

1.1   Definitions

      In this Agreement, the following terms shall have the following meanings:

      "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Jaws US Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

      "Automatic Exchange Rights" means the benefit of the obligation of Jaws US to effect the automatic exchange of shares of Jaws US Common Stock for Exchangeable Shares pursuant to Section 5.12 hereof.

      "Board of Directors" means the Board of Directors of Jaws Canada.

      "Business Day" has the meaning provided in the Exchangeable Share Provisions.

      "Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of Jaws US Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Jaws US Common Stock is entitled with respect to such matter, proposition or question.

      "Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions.

      "Exchange Right" has the meaning provided in Article 5 hereof.

      "Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions.

      "Exchangeable Share Price" has the meaning provided in the Exchangeable Share Provisions.

      "Exchangeable Share Provisions" has the meaning provided in the recitals hereto.

      "Exchangeable Shares" has the meaning provided in the Exchangeable Share Provisions.

      "Holder Votes" has the meaning provided in Section 4.2 hereof.

      "Holders" means the registered holders from time to time of Exchangeable Shares, other than Jaws US and its Subsidiaries.

      "Insolvency Event" means the institution by Jaws Canada of any proceeding to be adjudicated as bankrupt or insolvent or to be dissolved or wound-up, or the consent of Jaws Canada to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up

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      under any  bankruptcy,  insolvency or analogous  laws,  including  without limitation the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Jaws Canada to contest in good faith any such proceedings commenced in respect of Jaws Canada within 15 days of becoming aware thereof, or the consent by Jaws Canada to the filing of any such petition or to the appointment of a receiver, or the making by Jaws Canada of a general assignment for the benefit of creditors, or the admission in writing by Jaws Canada of its inability to pay its debts generally as they become due, or Jaws Canada's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

      "Jaws US Common Stock" has the meaning provided in the Exchangeable Share Provisions.

      "Jaws US Consent" has the meaning provided in Section 4.2 hereof.

      "Jaws US Meeting" has the meaning provided in Section 4.2 hereof.

      "Jaws US Special Voting Stock" has the meaning provided in the recitals hereto.

      "Jaws US Successor" has the meaning provided in subsection 11.1(a) hereof.

      "Liquidation Call Right" has the meaning provided in the Exchangeable Share Provisions.

      "Liquidation Event" has the meaning provided in subsection 5.12(b) hereof.

      "Liquidation Event Effective Time" has the meaning provided in subsection 5.12(c) hereof.

      "List" has the meaning provided in Section 4.6 hereof.

      "Officer's Certificate" means, with respect to Jaws US or Jaws Canada, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or the Chief Financial Officer of Jaws US or Jaws Canada, as the case may be.

      "Person"  includes an individual,  body corporate,  partnership,  company,
      unincorporated  syndicate  or  organization,   trust,  trustee,  executor,
      administrator and other legal representative.

      "Redemption Call Right" has the meaning provided in the Exchangeable Share Provisions.

      "Retracted Shares" has the meaning provided in Section 5.7 hereof.

      "Retraction Call Right" has the meaning provided in the Exchangeable Share Provisions.

      "Subsidiary"  has  the  meaning   provided  in  the   Exchangeable   Share
      Provisions.

299839.1

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                                      -4-


      "Support Agreement" means that certain support agreement made as of even date hereof by and between Jaws US and Jaws Canada, as amended or supplemented to from time to time.

      "Trust" means the trust created by this Agreement.

      "Trust Estate" means the Voting Share, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

      "Trustee" means Montreal Trust Company of Canada and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

      "Voting Rights" means the voting rights attached to the Voting Share.

      "Voting Share" means the one share of Jaws US Special Voting Stock, U.S. $0.001 par value, issued by Jaws US to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Jaws US Common Stock equal to the Aggregate Equivalent Vote Amount.

1.2   Interpretation Not Affected by Headings, Etc.

      The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3   Number, Gender, Etc.

      Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4   Date for Any Action

      If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5   Payments

      All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.

                                   ARTICLE II
                              PURPOSE OF AGREEMENT
                            ________________________

      The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in order to

299839.1

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                                      -5-


enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this Agreement.

                                  ARTICLE III
                                  VOTING SHARE
                               __________________

3.1   Issuance and Ownership of the Voting Share

      Jaws US shall issue to and deposit with the Trustee the Voting Share to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. Jaws US shall concurrently with issuing the Voting Share to the Trustee acknowledge receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share. During the term of the Trust and subject to the terms and conditions of this Agreement and upon issuance of the Voting Share to the Trustee, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

      (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

      (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2   Legended Share Certificates

      Jaws Canada will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

3.3   Safe Keeping of Certificate

      The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                   ARTICLE IV
                            EXERCISE OF VOTING RIGHTS
                           _____________________________

4.1   Voting Rights

      The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Jaws US at a Jaws US Meeting or in connection with a Jaws US Consent (in each case, as

299839.1

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hereinafter  defined).  The  Voting  Rights  shall be and  remain  vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Jaws US Consent is sought or a Jaws US Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2   Number of Votes

      With respect to all meetings of stockholders of Jaws US at which holders of shares of Jaws US Common Stock are entitled to vote (a "Jaws US Meeting") and with respect to all written consents sought by Jaws US from its stockholders including the holders of shares of Jaws US Common Stock (a "Jaws US Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by Jaws US or by applicable law for such Jaws US Meeting or Jaws US Consent, as the case may be, (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Jaws US Meeting or to be consented to in connection with such Jaws US Consent.

4.3   Mailings to Shareholders

      With respect to each Jaws US Meeting and Jaws US Consent, the Trustee will use all commercially reasonable efforts to mail or cause to be mailed (or otherwise communicate in the same manner as Jaws US utilizes in communications to holders of Jaws US Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Jaws US to its stockholders:

      (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Jaws US;

      (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Jaws US Meeting or Jaws US Consent, as the case may be, or, pursuant to
            Section 4.7 hereof, to attend such Jaws US Meeting and to exercise personally the Holder Votes thereat;

      (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

           (i) a direction to vote to the Trustee to exercise personally the Holder Votes; or

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           (ii)  a proxy to a designated  agent or other  representative  of the management of Jaws US to exercise such Holder Votes;

      (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

      (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

      (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Jaws US Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

      The materials referred to above are to be provided by Jaws US to the Trustee, but shall be subject to review and comment by the Trustee.

      For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Jaws US Meeting or Jaws US Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Jaws US or by applicable law for purposes of determining stockholders entitled to vote at such Jaws US Meeting or to give written consent in connection with such Jaws US Consent. Jaws US will notify the Trustee in writing of any decision of the board of directors of Jaws US with respect to the calling of any such Jaws US Meeting or the seeking of any such Jaws US Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4   Copies of Stockholder Information

      Jaws US will deliver to the Trustee copies of all proxy materials, (including notices of Jaws US Meetings, but excluding proxies to vote shares of Jaws US Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Jaws US Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Jaws US Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Jaws US, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Jaws US) received by the Trustee from Jaws US at the same time as such materials are first sent to holders of Jaws US Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the city of Calgary.

4.5   Other Materials

      Immediately after receipt by Jaws US or any stockholder of Jaws US of any material sent or given generally to the holders of Jaws US Common Stock by or on

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behalf  of a third  party,  including  without  limitation  dissident  proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Jaws US shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of Jaws US, copies of all such materials received by the Trustee from Jaws US. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the city of Calgary.

4.6   List of Persons Entitled to Vote

      Jaws Canada shall, (i) prior to each annual, general or special Jaws US Meeting or the seeking of any Jaws US Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Jaws US Meeting or a Jaws US Consent, at the close of business on the record date established by Jaws US or pursuant to applicable law for determining the holders of Jaws US Common Stock entitled to receive notice of and/or to vote at such Jaws US Meeting or to give consent in connection with such Jaws US Consent. Each such List shall be delivered to the Trustee promptly after receipt by Jaws Canada of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. Jaws US agrees to give Jaws Canada written notice (with a copy to the Trustee) of the calling of any Jaws US Meeting or the seeking of any Jaws US Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Jaws Canada to perform its obligations under this Section 4.6.

4.7   Entitlement to Direct Votes

      Any Holder named in a List prepared in connection with any Jaws US Meeting or any Jaws US Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8   Voting by Trustee, and Attendance of Trustee Representative, at Meeting

      (a) In connection with each Jaws US Meeting and Jaws US Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and

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                                      -9-


            date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.3 hereof.

      (b) If a Holder wishes to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder, then upon submission by such Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a direction to vote to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

           (i)   has not previously given the Trustee  instructions  pursuant to
                 Section 4.3 hereof in respect of such meeting, or

           (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

      At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9   Distribution of Written Materials

      Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Jaws US utilizes in communications to holders of Jaws US Common Stock subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each Holder at its address as shown on the books of Jaws Canada . Jaws Canada shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

      (a)   current lists of the Holders; and

      (b) on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

      The materials referred to above are to be provided by Jaws Canada to the Trustee, but shall be subject to review and comment by the Trustee.

4.10  Termination of Voting Rights

      Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Jaws US, and such Holder Votes and the Voting Rights represented thereby shall cease

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immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Jaws US Common Stock, as specified in Article 5 hereof (unless in any case Jaws US shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Jaws Canada or any other distribution of the assets of Jaws Canada among its shareholders for the purpose of winding up its affairs pursuant to
Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Jaws US pursuant to the exercise by Jaws US of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                   ARTICLE V
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE
                     _______________________________________

5.1 Grant and Ownership of the Exchange Put Right, Exchange Right and Automatic Exchange Right

      Jaws US hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

      (a)   the Exchange Put Right;

      (b) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Jaws US to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders; and

      (c)   the Automatic Exchange Rights,

all in accordance  with the  provisions of this  Agreement and the  Exchangeable
Share Provisions, as the case may be. Jaws US hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by Jaws US to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

      (d) hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

      (e) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other

299839.1
            than the purposes for which this Trust is created pursuant to this Agreement.

5.2   Legended Share Certificates

      Jaws Canada will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

      (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

      (b)   the Automatic Exchange Rights.

5.3   General Exercise of Exchange Put Right and the Exchange Right

      The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

5.4   Purchase Price

      The purchase price payable by Jaws US for each Exchangeable Share to be purchased by Jaws US (i) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions; and (ii) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Jaws US will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Jaws US's issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

5.5   Exercise Instructions for Exchange Right

      Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of Jaws Canada. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal transfer offices in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires Jaws US to purchase, duly endorsed in blank,

299839.1
and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of Jaws Canada and such additional documents and instruments as the Trustee may reasonably require, together with:

      (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

           (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Jaws US to purchase from the Holder the number of Exchangeable Shares specified therein,

           (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Jaws US free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

           (iii) the names in which the certificates representing Jaws US Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

           (iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

      (b) payment (or evidence satisfactory to the Trustee, Jaws Canada and Jaws US of payment) of the taxes (if any) payable as contemplated by
            Section 5.8 of this Agreement.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Jaws US under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of Jaws Canada provided that no fractional Exchangeable Shares shall be issued and fractional interests shall instead be rounded up to the next whole number.

5.6   Delivery of Exchangeable Share Consideration; Effect of Exercise

      As soon as practicable after receipt of the certificates representing the Exchangeable Shares which the Holder desires Jaws US to purchase under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right), duly endorsed for transfer to Jaws US, the Trustee shall notify Jaws US and Jaws Canada of its receipt of the same, which notice to Jaws US and Jaws Canada shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and Jaws US shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided,

299839.1
however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Jaws Canada and Jaws US of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Jaws US and Jaws Canada of the exercise of the Exchange Put Right or the Exchange Right, as provided in this Section 5.6, (i) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, (ii) Jaws US shall be required to take all action necessary to permit it to occur, including delivery to the Trustee of the relevant Exchangeable Share Consideration, as soon as reasonably practicable following the receipt by the Trustee of notice, certificates and other documents as aforesaid and (iii) the Holder of such Exchangeable Shares shall be deemed to have transferred to Jaws US all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Jaws US to the Trustee by the date specified above, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by Jaws US and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Jaws US Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing, until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this Agreement.

5.7   Exercise of Exchange Right Subsequent to Retraction

      In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require Jaws Canada to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Jaws Canada pursuant to Section 6.6 of the Exchangeable Share Provisions that Jaws Canada will not be permitted as a result of liquidity or solvency provisions of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Jaws Canada and provided that Jaws US shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Jaws Canada pursuant to Section
6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which Jaws Canada is unable to redeem. In any such event, Jaws Canada hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against Jaws Canada's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to Jaws Canada or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which Jaws Canada is not permitted to redeem and will require Jaws US to purchase such shares in accordance with the provisions of this Article 5.


299839.1

5.8   Stamp or Other Transfer Taxes

      Upon any sale of Exchangeable Shares to Jaws US pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Jaws US Common Stock to be delivered as Exchangeable Share Consideration in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

      (a) shall pay (and neither Jaws US, Jaws Canada nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

      (b) shall have established to the satisfaction of the Trustee, Jaws US and Jaws Canada that such taxes, if any, have been paid.

5.9   Notice of Insolvency Event

      Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, Jaws Canada and Jaws US shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Jaws Canada or Jaws US of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of Jaws US, a notice of such Insolvency Event in the form provided by Jaws US, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10  Qualification of Jaws US Common Stock

      Jaws shall use its reasonable commercial efforts to file such documents or take such actions as may be reasonably necessary to ensure that any shares of Jaws US Common Stock received by a holder of Exchangeable Shares upon the exchange thereof may be freely traded in the United States without restriction except for certain restrictions imposed upon directors, officers and affiliates of Jaws.

5.11  Reservation of Shares of Jaws US Common Stock

      Jaws US hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Jaws US Common Stock:

      (a)   as is equal to the sum of

           (i) the number of Exchangeable Shares issued and outstanding from time to time, and

299839.1

           (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

      (b) as are now and may hereafter be required to enable and permit Jaws Canada to meet its obligations hereunder, under the Certificate of Incorporation of Jaws US, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment with respect to which Jaws US may now or hereafter be required to issue shares of Jaws US Common Stock.

5.12  Automatic Exchange on Liquidation of Jaws US

      (a) Jaws US will give the Trustee written notice of each of the following events at the time set forth below:

           (i) in the event of any determination by the board of directors of Jaws US to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Jaws US or to effect any other distribution of assets of Jaws US among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

           (ii)  as soon as reasonably practicable, upon the earlier of

                (A)   receipt by Jaws US of notice of, and

                (B) Jaws US's otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Jaws US or to effect any other distribution of assets of Jaws US among its stockholders for the purpose of winding up its affairs.

      (b) As soon as reasonably practicable following receipt by the Trustee from Jaws US of notice of any event (a "Liquidation Event") contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by Jaws US to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Jaws US Common Stock provided for in Section 5.12(c) below.

      (c) In order that the Holders will be able to participate on a pro rata basis with the holders of Jaws US Common Stock in the distribution of assets of Jaws US in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of Jaws US Common Stock. To effect such automatic exchange, Jaws US shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, Jaws US will


299839.1
           provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

      (d)   The closing of the transaction of purchase and sale  contemplated by
            Section 5.12(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to Jaws US all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares, and Jaws US shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Jaws US Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for Jaws US Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Jaws US pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Jaws US Common Stock issued to the Holder by Jaws US pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Jaws US Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Jaws US may reasonably require, Jaws US shall deliver or cause to be delivered to the Holder certificates representing the shares of Jaws US Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of Jaws US Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this Agreement.

                                   ARTICLE VI
              RESTRICTIONS ON ISSUANCE OF JAWS US SPECIAL VOTING STOCK
             __________________________________________________________

      During the term of this Agreement, Jaws US will not in addition to the Voting Share issue any shares of Jaws US Special Voting Stock.

                                  ARTICLE VII
                             CONCERNING THE TRUSTEE
                            ________________________


7.1   Powers and Duties of the Trustee

      The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

      (a) receipt and deposit of the Voting Share from Jaws US as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;


299839.1

      (b) granting proxies and distributing materials to Holders as provided in this Agreement;

      (c) voting the Holder Votes in accordance with the provisions of this Agreement;

      (d) receiving the grant of the Exchange Put Right and the Exchange Right and the Automatic Exchange Rights from Jaws US as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

      (e) exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of Jaws US Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

      (f)   holding title to the Trust Estate;

      (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

      (h) taking action at the direction of a Holder or Holders to enforce the obligations of Jaws US under this Agreement; and

      (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

      In the exercise of such rights, powers and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.


299839.1

7.2   No Conflict of Interest

      The Trustee represents to Jaws Canada and Jaws US that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which Jaws Canada has its registered office for an order that the Trustee be replaced as trustee hereunder.

7.3   Dealings with Transfer Agents, Registrars, Etc.

      Jaws Canada and Jaws US irrevocably authorize the Trustee, from time to time, to:

      (a)   consult,   communicate   and  otherwise  deal  with  the  respective
            registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Jaws US Common Stock; and

      (b)   requisition, from time to time,

           (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement, and

           (ii) from the transfer agent of Jaws US Common Stock, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article 5 hereof, the share certificates issuable upon such exercise.

      Jaws Canada and Jaws US irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Jaws US covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
Article 5 hereof.

7.4   Books and Records

      The Trustee shall keep available for inspection by Jaws US and Jaws Canada, at the Trustee's principal transfer office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic

299839.1

Exchange Rights for the term of this Agreement. On or before March 31, 2000, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Jaws US and Jaws Canada a brief report, dated as of the preceding December 31, with respect to:

      (a)   the property and funds comprising the Trust Estate as of that date;

      (b) the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Jaws US of shares of Jaws US Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

      (c) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

7.5   Income Tax Returns and Reports

      The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, Jaws US shall retain such experts for purposes of providing such advice and assistance.

7.6   Indemnification Prior to Certain Actions by Trustee

      The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 7.15 hereof, and with respect to the Exchange Put Right and the Exchange Right pursuant to Article 5 hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7   Actions by Holders

      No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and


299839.1
indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.8   Reliance upon Declarations

      The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

7.9   Evidence and Authority to Trustee

      Jaws Canada and/or Jaws US shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Jaws Canada and/or Jaws US or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Jaws Canada and/or Jaws US forthwith if and when:

      (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this
            Section 7.9; or

      (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Jaws Canada and/or Jaws US written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

      Such evidence shall consist of an Officer's Certificate of Jaws Canada and/or Jaws US or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

      Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority


299839.1
to a statement made by him, provided that, if such report or opinion is furnished by a director, officer or employee of Jaws Canada and/or Jaws US, it shall be in the form of an Officer's Certificate or a statutory declaration.

      Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

           (i) declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

           (ii)  describing   the  nature  and  scope  of  the   examination  or
                 investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

           (iii) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

7.10  Experts, Advisers and Agents

      The Trustee may:

      (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Jaws Canada and/or Jaws US or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

      (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

      The Trustee shall have no liability for such assistance employed and relied upon and for accepting any such documents as genuine provided it is done in good faith.

7.11  Investment of Moneys Held by Trustee

      Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee, as Trustee for Jaws Canada, in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest

299839.1
trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Jaws Canada. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Jaws Canada, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12  Trustee Not Required to Give Security

      The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13  Trustee Not Bound to Act on Request

      Except as in this Agreement is otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Jaws Canada and/or Jaws US or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14  Authority to Carry on Business

      The Trustee represents to Jaws Canada and Jaws US that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

7.15  Conflicting Claims

      If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting

299839.1
claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

      (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

      (b) all differences with respect to the Voting Rights, the Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

      If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16  Acceptance of Trust

      The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                  ARTICLE VIII
                                  COMPENSATION
                                 _______________

8.1   Compensation for Services

      Jaws US and Jaws Canada jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Jaws US and Jaws Canada shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

299839.1

                                   ARTICLE IX
                   INDEMNIFICATION AND LIMITATION OF LIABILITY
                  ____________________________________________

9.1   Indemnification of the Trustee

      Jaws US and Jaws Canada jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Jaws US or Jaws Canada pursuant hereto. In no case shall Jaws US or Jaws Canada be liable under this indemnity for any claim against any of the Indemnified Parties unless Jaws US and Jaws Canada shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Jaws US and Jaws Canada shall be entitled to participate at their own expense in the defense and, if Jaws US or Jaws Canada so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Jaws US or Jaws Canada, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and Jaws US or Jaws Canada and the Trustee shall have been advised by counsel acceptable to Jaws US or Jaws Canada that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Jaws US or Jaws Canada and that an actual or potential conflict of interest exists (in which case Jaws US and Jaws Canada shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the resignation or removal of the Trustee and the termination of the Trust.

9.2   Limitation of Liability

      The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

299839.1

                                   ARTICLE X
                                CHANGE OF TRUSTEE
                             ______________________

10.1  Resignation

      (a) The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Jaws US and Jaws Canada specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Jaws US and Jaws Canada otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Jaws US and Jaws Canada shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which Jaws Canada has its registered office upon application of one or more of the parties hereto.

      (b) Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor trustee or of Jaws US and Jaws Canada, the Trustee ceasing to act, at Jaws US and Jaws Canada's expense, shall execute and deliver an instrument assigning and transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and at Jaws US and Jaws Canada's expense shall duly assign, transfer and deliver all property and money held by such Trustee to the successor trustee so appointed in its place. Should any deed, conveyance or instrument in writing from Jaws US and Jaws Canada be required by any new trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on the request of such new trustee, be made, executed, acknowledged and delivered by Jaws US and Jaws Canada.

      (c) Notwithstanding subsection 10.1(b), the parties hereto acknowledge and agree, and as beneficiaries hereunder are hereby deemed to have acknowledged and agreed:

           (i) that effective June 30, 2000, Computershare Investor Services Inc. ("Computershare") purchased the corporate trust business of Montreal Trust Company of Canada, the Trustee; and

           (ii) that the Trustee may, without the consent of any other party, assign all of its rights and duties under this Agreement, and under any ancillary agreements executed in connection herewith,

299839.1
                 to such federal trust company as may result from Computershare being continued as a trust company pursuant to the terms of the Trust and Loan Companies Act. Any such assignment shall be effective without the need for further notice or advice to, or approval of, the parties hereto and without any further act or formality whatsoever.

10.2  Removal

      The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days prior notice by written instrument executed by Jaws US and Jaws Canada, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee; provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

10.3  Successor Trustee

      Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Jaws US and Jaws Canada and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of Jaws US and Jaws Canada or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Jaws US, Jaws Canada and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4  Notice of Successor Trustee

      Upon acceptance of appointment by a successor trustee as provided herein, Jaws US and Jaws Canada shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Jaws US or Jaws Canada shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Jaws US and Jaws Canada.

                                   ARTICLE XI
                               JAWS US SUCCESSORS
                              _____________________

11.1  Certain Requirements in Respect of Combination, Etc.

      Jaws US shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and


299839.1
assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

      (a) such other Person or continuing corporation (the "Jaws US Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Jaws US Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Jaws US Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Jaws US under this Agreement; and

      (b) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

11.2  Vesting of Powers in Successor

      Whenever the conditions of Section 11.1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the Jaws US Successor and Jaws Canada shall execute and deliver the supplemental agreement provided for in Article 12 hereof, and thereupon the Jaws US Successor shall possess and from time to time may exercise each and every right and power of Jaws US under this Agreement in the name of Jaws US or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Jaws US or any officers of Jaws US may be done and performed with like force and effect by the directors or officers of such Jaws US Successor.

11.3  Wholly-owned Subsidiaries

      Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Jaws US with or into Jaws US or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Jaws US provided that all of the assets of such subsidiary are transferred to Jaws US or another wholly-owned subsidiary of Jaws US, and any such transactions are expressly permitted by this Article 11.

                                  ARTICLE XII
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS
                     _______________________________________

12.1  Amendments, Modifications, Etc.

      Subject to Sections 12.2 and 12.4, this Agreement may not be amended, modified or waived except by an agreement in writing executed by Jaws Canada, Jaws US and the Trustee and approved by the Holders in accordance with Section
10.2 of the Exchangeable  Share  Provisions.  No amendment to or modification or

299839.1
waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2  Ministerial Amendments

      Notwithstanding the provisions of Section 12.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

      (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder subject to the receipt by the Trustee of an opinion in satisfactory form of counsel of recognized standing that the addition of the proposed covenant is not prejudicial to the interests of the Holders as a whole or the Trustee;

      (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Jaws US and Jaws Canada and subject to the receipt by the Trustee of an opinion in satisfactory form of counsel of recognized standing, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

      (c) making such changes or corrections which, on the advice of counsel to Jaws Canada and Jaws US, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the board of directors of each of Jaws Canada and Jaws US shall be of the opinion subject to the receipt by the Trustee of an opinion in satisfactory form of counsel of recognized standing, that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

12.3  Meeting to Consider Amendments

      Jaws Canada, at the request of Jaws US, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Jaws Canada, the Exchangeable Share Provisions and all applicable laws.

12.4  Changes in Capital of Jaws US and Jaws Canada

      At all  times  after the  occurrence  of any event  effected  pursuant  to
Section 2.7 or Section 2.8 of the Support Agreement, as a result of which either Jaws US Common Stock or the Exchangeable Shares or both are in any way changed, notice thereof shall be provided to the Trustee and this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Jaws US Common Stock or the Exchangeable Shares or both are so changed, and the

299839.1
parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5  Execution of Supplemental Agreements

      From time to time, Jaws Canada (when authorized by a resolution of its board of directors), Jaws US (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

      (a) evidencing the succession of any Jaws US Successors to Jaws US and the covenants of and obligations assumed by each such Jaws US Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

      (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the board of directors of Jaws US and Jaws Canada and subject to receipt by the Trustee of an opinion in satisfactory form of counsel of recognized standing that such changes, will not be prejudicial to the interests of the Holders as a whole or are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Jaws US, Jaws Canada, the Trustee or this Agreement; and

      (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the board of directors of Jaws US and Jaws Canada and subject to receipt by the Trustee of an opinion in satisfactory form of counsel of recognized standing that such changes, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.


                                  ARTICLE XIII
                                   TERMINATION
                                  ____________

13.1  Term

      The Trust created by this Agreement shall continue until the earliest to occur of the following events:

      (a)   no outstanding Exchangeable Shares are held by a Holder;

      (b) each of Jaws Canada and Jaws US elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions; and


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                                      -30-


      (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2  Survival of Agreement

      This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

                                  ARTICLE XIV
                                     GENERAL
                                    _________

14.1  Severability

      If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2  Inurement

      This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

14.3  Notices to Parties

      All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

      (a)   if to Jaws US to: Jaws Technologies, Inc.

                              Suite 400, 630 - 8th Avenue S.W.
                              Calgary, Alberta
                              T2P 1G8

                              Attention:  Director, Corporate Finance
                              Facsimile No.     403-209-6125

      (b)   if to Jaws Canada to: Jaws Acquisition Canada Corp.

                              Suite 400, 630 - 8th Avenue S.W.
                              Calgary, Alberta
                              T2P 1G8


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                                      -31-


                              Attention:  Director, Corporate Finance
                              Facsimile No.     403-209-6125


      (c)   if to the Trustee to: Montreal Trust Company of Canada

                              710, 530 - 8th Avenue S.W.
                              Calgary, Alberta T2P 3S8

                              Attention:  Manager, Corporate Trust Department

                              Telephone:  403-267-6872
                              Facsimile No.     403-267-6598


      Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4  Notice to Holders

      Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5  Risk of Payments by Post

      Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by Jaws Canada or by Jaws US or by such Holder to the Trustee or to Jaws US or Jaws Canada, the making of such payment or sending of such document sent through the mail shall be at the risk of Jaws Canada or Jaws US, in the case of payments made or documents sent by the Trustee or Jaws Canada or Jaws US, and the Holder, in the case of payments made or documents sent by the Holder.

14.6  Counterparts

      This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7  Jurisdiction

      This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.


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                                      -32-


14.8  Attornment

      Jaws US agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Jaws Canada at its registered office in the Province of Alberta as Jaws US's attorney for service of process.



      IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed on this 11th day of August, 2000, to be effective as of August 1, 2000.


JAWS TECHNOLOGIES, INC.                  JAWS ACQUISITION CANADA CORP.
(a Delaware corporation)                 (an Alberta corporation)


By:________________________________    By:_______________________________

   Riaz Mamdani                             Riaz Mamdani
   Director                                 Director

By:_______________________________
   Vikki Robinson
   Secretary



MONTREAL TRUST COMPANY OF CANADA


By:_______________________________

By:_______________________________


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                                  SCHEDULE "A"

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                                TABLE OF CONTENTS
                                                                            Page



                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

      1.1   Definitions......................................................2
      1.2   Interpretation Not Affected by Headings, Etc.....................4
      1.3   Number, Gender, Etc..............................................4
      1.4   Date for Any Action..............................................4
      1.5   Payments.........................................................4

                                   ARTICLE II
                              PURPOSE OF AGREEMENT


                                   ARTICLE III
                                  VOTING SHARE

      3.1   Issuance and Ownership of the Voting Share.......................5
      3.2   Legended Share Certificates......................................5
      3.3   Safe Keeping of Certificate......................................5

                                   ARTICLE IV
                            EXERCISE OF VOTING RIGHTS

      4.1   Voting Rights....................................................5
      4.2   Number of Votes..................................................6
      4.3   Mailings to Shareholders.........................................6
      4.4   Copies of Stockholder Information................................7
      4.5   Other Materials..................................................7
      4.6   List of Persons Entitled to Vote.................................8
      4.7   Entitlement to Direct Votes......................................8
      4.8   Voting by Trustee, and Attendance of Trustee Representative, at
            Meeting..........................................................8
      4.9   Distribution of Written Materials................................9
      4.10  Termination of Voting Rights.....................................9

                                    ARTICLE V
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

      5.1   Grant and Ownership of the Exchange Put Right, Exchange Right and
            Automatic Exchange Right........................................10
      5.2   Legended Share Certificates.....................................11
      5.3   General Exercise of Exchange Put Right and the Exchange Right...11
      5.4   Purchase Price..................................................11


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


      5.5   Exercise Instructions for Exchange Right........................11
      5.6   Delivery of Exchangeable Share Consideration;
            Effect of Exercise..............................................12
      5.7   Exercise of Exchange Right Subsequent to Retraction.............13
      5.8   Stamp or Other Transfer Taxes...................................14
      5.9   Notice of Insolvency Event......................................14
      5.10  Qualification of Jaws US Common Stock...........................14
      5.11  Reservation of Shares of Jaws US Common Stock...................14
      5.12  Automatic Exchange on Liquidation of Jaws US....................15

                                   ARTICLE VI
              RESTRICTIONS ON ISSUANCE OF JAWS US SPECIAL VOTING STOCK


                                   ARTICLE VII
                             CONCERNING THE TRUSTEE

      7.1   Powers and Duties of the Trustee................................16
      7.2   No Conflict of Interest.........................................18
      7.3   Dealings with Transfer Agents, Registrars, Etc..................18
      7.4   Books and Records...............................................18
      7.5   Income Tax Returns and Reports..................................19
      7.6   Indemnification Prior to Certain Actions by Trustee.............19
      7.7   Actions by Holders..............................................19
      7.8   Reliance upon Declarations......................................20
      7.9   Evidence and Authority to Trustee...............................20
      7.10  Experts, Advisers and Agents....................................21
      7.11  Investment of Moneys Held by Trustee............................21
      7.12  Trustee Not Required to Give Security...........................22
      7.13  Trustee Not Bound to Act on Request.............................22
      7.14  Authority to Carry on Business..................................22
      7.15  Conflicting Claims..............................................22
      7.16  Acceptance of Trust.............................................23

                                  ARTICLE VIII
                                  COMPENSATION

      8.1   Compensation for Services.......................................23

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


                                   ARTICLE IX
                    INDEMNIFICATION AND LIMITATION OF LIABILITY

      9.1   Indemnification of the Trustee..................................24
      9.2   Limitation of Liability.........................................24

                                    ARTICLE X
                                CHANGE OF TRUSTEE

      10.1  Resignation.....................................................25
      10.2  Removal.........................................................26
      10.3  Successor Trustee...............................................26
      10.4  Notice of Successor Trustee.....................................26

                                   ARTICLE XI
                               JAWS US SUCCESSORS

      11.1  Certain Requirements in Respect of Combination, Etc.............26
      11.2  Vesting of Powers in Successor..................................27
      11.3  Wholly-owned Subsidiaries.......................................27

                                   ARTICLE XII
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

      12.1  Amendments, Modifications, Etc..................................27
      12.2  Ministerial Amendments..........................................28
      12.3  Meeting to Consider Amendments..................................28
      12.4  Changes in Capital of Jaws US and Jaws Canada...................28
      12.5  Execution of Supplemental Agreements............................29

                                  ARTICLE XIII
                                   TERMINATION

      13.1  Term............................................................29
      13.2  Survival of Agreement...........................................30

                                   ARTICLE XIV
                                     GENERAL

      14.1  Severability....................................................30
      14.2  Inurement.......................................................30
      14.3  Notices to Parties..............................................30
      14.4  Notice to Holders...............................................31


                                     -iii-
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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


      14.5  Risk of Payments by Post........................................31
      14.6  Counterparts....................................................31
      14.7  Jurisdiction....................................................31
      14.8  Attornment......................................................32

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299839.1